UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): JANUARY 31, 2006
DIONEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
1228 Titan Way,
Sunnyvale, CA 94088
(Address of principal executive offices, including zip code)
(408) 737-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2006, the Compensation Committee of the Board of Directors of Dionex Corporation (the “Company”) approved a severance bonus in the gross amount of $140,389 to be paid to A. Blaine Bowman, a director of the Company, upon termination of his employment with the Company on January 31, 2006. Mr. Bowman will continue to serve as a director of the Company following termination of his employment.
Item 2.02. Results of Operations and Financial Condition.
     On January 31, 2006, Dionex issued a press release announcing the financial results for the quarter ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.

Exhibit
No.	Description

99.1	Press Release dated January 31, 2006 reporting Dionex Corporation’s results for the quarter ended December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION
Dated: January 31, 2006	By:	/s/ Craig A. McCollam
Craig A. McCollam
Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Dionex Corporation dated January 31, 2006.